SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                            FRANKLIN RESOURCES, INC.

                (Name of Registrant as Specified In Its Charter)
       .................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
    1) Title of each class of securities to which transaction applies:
       ..............................................................
    2) Aggregate number of securities to which transaction applies:
       ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ..............................................................
    4) Proposed maximum aggregate value of transaction:
       ..............................................................
    5) Total fee paid:
       ..............................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed: [ ]

                            FRANKLIN RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      Dear Stockholder:

      The Board of Directors of Franklin Resources, Inc. invites you to attend the Annual Meeting of Stockholders. The meeting will be held at 10:00 A.M., Pacific Standard Time, on January 25, 2001 in our principal executive offices located at 777 Mariners Island Boulevard, San Mateo, California 94404 U.S.A.

      At this meeting, we will ask you to consider and vote on:

      1. Electing nine (9) Directors to the Board of Directors. Each Director will hold office until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified;

      2. Ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year ending September 30, 2001; and

      3. Ratifying and approving the Amended and Restated 1998 Universal Stock Incentive Plan.

      We will also transact such other business that may be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

      You must own shares at the close of business on December 1, 2000 to be entitled to receive notice of, and to vote on, all matters presented at the meeting. Your vote is very important. Even if you think that you will attend the meeting, we ask you to please return the proxy card. You can vote by telephone, over the Internet, or by using the proxy card that is enclosed.

      Thank you for your participation in the Annual Meeting.

      Leslie M. Kratter
      Secretary

      December 18, 2000
      San Mateo, California, U.S.A.

        PLEASE VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE
      ENCLOSED PROXY CARD OR COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE
                               ENCLOSED ENVELOPE.

                                TABLE OF CONTENTS

      SECTION                                                  PAGE

      NOTICE OF ANNUAL MEETING                               COVER PAGE

      PROXY STATEMENT                                           4
      VOTING INFORMATION                                        4

      PROPOSAL 1: ELECTION OF DIRECTORS                         6

        DIRECTOR BIOGRAPHIES                                    6
        BOARD AND COMMITTEE MEETINGS                            8

        PRINCIPAL HOLDERS OF VOTING SECURITIES                  9

        SECURITY OWNERSHIP OF MANAGEMENT                       10

        EXECUTIVE COMPENSATION                                 12
           SUMMARY COMPENSATION TABLE                          12
           OPTION GRANTS IN LAST FISCAL YEAR                   15
           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR     16
           COMPENSATION COMMITTEE REPORT                       17
           EMPLOYMENT CONTRACTS                                19

        AUDIT COMMITTEE REPORT                                 20

        PERFORMANCE GRAPH                                      21

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS         23

        SECTION 16(A) BENEFICIAL OWNERSHIP
           REPORTING COMPLIANCE                                25

      PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS      25

      PROPOSAL 3: RATIFICATION AND APPROVAL OF THE AMENDED
         AND RESTATED 1998 UNIVERSAL STOCK INCENTIVE PLAN      26

      STOCKHOLDER PROPOSALS                                    30

      EXHIBIT A:  AUDIT COMMITTEE CHARTER                      34

      EXHIBIT B:  AMENDED AND RESTATED 1998 UNIVERSAL
         STOCK INCENTIVE PLAN                                  37

                            FRANKLIN RESOURCES, INC.
                            777 MARINERS ISLAND BLVD.
                           SAN MATEO, CALIFORNIA 94404

                                 PROXY STATEMENT

                                DECEMBER 18, 2000

This Proxy Statement and the accompanying Notice of Annual Meeting are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation ("Franklin" or the "Company"), of the accompanying proxy, to be voted at the Annual Meeting of stockholders to be held at the offices of Franklin, 777 Mariners Island Boulevard, San Mateo, California U.S.A., on January 25, 2001, at 10:00 A.M., Pacific Standard Time. We expect that this Proxy Statement and the enclosed proxy will be mailed on or about December 18, 2000 to each stockholder entitled to vote.

                               VOTING INFORMATION

WHO CAN VOTE?

You may vote if you were a stockholder of record and owned shares at the close of business on December 1, 2000 (the "Record Date"). You are entitled to one vote for each share owned on that date on each matter presented at the meeting. As of the Record Date, Franklin had 243,618,404 shares outstanding.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of Franklin's outstanding shares as of the record date must be present at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The Bank of New York will count the votes.

WHAT IS A PROXY?

A "proxy" allows someone else (the "proxy holder") to vote your shares on your behalf. The Franklin Board of Directors is asking you to allow the people named on the proxy card (Charles B. Johnson, the C.E.O.; Harmon E. Burns, the Vice Chairman; and Leslie M. Kratter, the Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases you will be able to do this by telephone, using the Internet or by mail. Please see your proxy card or the information your bank, broker, or other holder of record provided you for more information on these options.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change or revoke your proxy by telephone, using the Internet, or by mail, at any time before the Annual Meeting.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

HOW ARE VOTES COUNTED?

To be counted as "represented", either a proxy card must have been returned for those shares, or the stockholder must be present at the meeting. The New York Stock Exchange (the "NYSE") allows brokers to cast votes for some routine proposals, such as electing Directors and ratifying accountants, even if you do not return your proxy card. Therefore, if you hold shares in a brokerage account, but you do not return your proxy card, your broker can still vote your shares. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

For the election of Directors, a plurality of the votes cast is required. This means that the nine (9) candidates who receive the most votes will be elected to the nine (9) available memberships on the Board. An affirmative vote of a majority of shares represented at the Annual Meeting is required to approve the appointment of PricewaterhouseCoopers LLP. An affirmative vote of a majority of shares represented at the Annual Meeting is required to approve the ratification and approval of the Amended and Restated 1998 Universal Stock Incentive Plan. Abstentions and broker "non-votes" are not counted for purposes of election of Directors or approving the other matters. Abstentions have the practical effect of a vote "against" the matter; in contrast, a broker "non-vote" has the practical effect of reducing the aggregate number of "for" votes required to pass the matter

Unless you indicate otherwise on your proxy card, the persons named as your proxy holders on the proxy card will vote your shares FOR all the nominees for Directors, FOR the approval of the appointment of PricewaterhouseCoopers LLP and FOR the ratification and approval of the Amended and Restated 1998 Universal Stock Incentive Plan.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is solicited by the Board of Directors of Franklin. Franklin pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

                        PROPOSAL 1: ELECTION OF DIRECTORS

The following nine (9) persons are nominated for election as members of the Board of Directors of Franklin Resources, Inc. If elected, each Director will serve until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified. Unless you mark "Exceptions" on your proxy card to withhold authority to vote for one or all of these Directors, the persons named as proxy holders intend to vote for each of these nominees. Listed below are the names, ages, and principal occupations of the Director nominees for the past five years.

CHARLES B. JOHNSON
AGE 67
DIRECTOR SINCE 1969

Chairman of the Board, Chief Executive Officer, Member - Office of the Chairman and Director of the Company; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee of 49 of the investment companies in the Franklin Templeton group of funds.

RUPERT H. JOHNSON, JR.
AGE 60
DIRECTOR SINCE 1969

Vice Chairman, Member - Office of the Chairman and Director of the Company; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee of 52 of the investment companies in the Franklin Templeton group of funds.

LOUIS E. WOODWORTH
AGE 67
DIRECTOR SINCE 1981

Private investor.  President, Alpine Corp., a private investment company.

HARRY O. KLINE
AGE 73

DIRECTOR SINCE 1990

Private   investor.    Vice   President   and   Regional   Sales   Manager   of
Franklin/Templeton Distributors, Inc. from 1980 to 1990. Over 48 years experience in the mutual fund industry.

HARMON E. BURNS
AGE 55
DIRECTOR SINCE 1991

Vice Chairman, Member - Office of the Chairman and Director of the Company; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee of 52 of the investment companies in the Franklin Templeton group of funds.

PETER M. SACERDOTE
AGE 63
DIRECTOR SINCE 1993

Advisory Director and Chairman of the Investment Committee of Goldman, Sachs & Co. (investment banking) and G.S. Capital Partners, L.P. (merchant banking fund). Director, Qualcomm, Inc. and AMF Bowling, Inc. Formerly a general partner and then a limited partner of the Goldman Sachs Group, L.P.

CHARLES E. JOHNSON
AGE 44
DIRECTOR SINCE 1993

President, Member - Office of the President, and Director of the Company; officer and/or Director of many other Company subsidiaries; officer and/or Director or trustee of 33 of the investment companies in the Franklin Templeton group of funds.

JAMES A. MCCARTHY
AGE 65
DIRECTOR SINCE 1997

Private investor. From 1993 to 1995, Chairman of Merrill Lynch & Co. Investor Client Coverage Groups; formerly, Senior Vice President of Merrill Lynch and Director, Global Institutional Sales. Total of 35 years experience with Merrill Lynch.

ANNE M. TATLOCK
AGE 61

Chairman of the Board and Chief  Executive  Officer of Fiduciary  Trust Company
International.   Director,  Fiduciary  Trust  Company  International,  American
General Corp., Fortune Brands, Inc., and Merck & Co., Inc.

FAMILY RELATIONS Charles B. Johnson and Rupert H. Johnson, Jr. are brothers. Peter M. Sacerdote is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Charles E. Johnson is the son of Charles B. Johnson and the nephew of Rupert H. Johnson, Jr. and Peter M. Sacerdote.

PAYMENTS TO DIRECTORS Directors who were not Franklin officers were paid $7,500 per quarter, plus $3,000 per meeting attended, during the last fiscal year. An additional $1,500 per committee meeting attended is paid to Directors who serve on Board committees. In addition, the Company has a policy of reimbursing certain health insurance coverage for a Director or Director emeritus (described below), who is retired from other employment and is not otherwise eligible for group health coverage under Franklin's group health plan or any other company's health plan. Franklin will reimburse the cost of health insurance coverage comparable to that provided to other Franklin employees. During the fiscal year ended September 30, 2000, Louis E. Woodworth, a Director, was reimbursed $5,364 for health insurance expenses, and Harry O. Kline, a Director, was reimbursed $4,284 for health insurance expenses.

DEFERRED DIRECTOR FEES Franklin also allows Directors to defer payment of their Directors' fees, and to treat the deferred amounts as hypothetical investments in Franklin common stock. Upon termination, the number of shares of stock that the Director hypothetically purchased are added together, and Franklin must pay the Director an amount equal to the value of the hypothetical investment, including dividend reinvestment. Either Franklin or the individual Director can terminate the fee deferral with ninety (90) days notice. During the 2000 fiscal year, Louis E. Woodworth elected to defer his Directors' fees. As of September 30, 2000, the amount accrued for Mr. Woodworth's benefit pursuant to the deferral policy, based upon the price of $44.43 per share on that day, was $574,046.85. The amount that Mr. Woodworth actually receives for the hypothetical investment, however, will depend on the closing price of Franklin's common stock on the NYSE on the day that his deferral plan terminates.

DIRECTORS EMERITUS The Board of Directors has adopted a policy that when a Director reaches the age of 75, and is not otherwise a Franklin officer or employee, the Director will retire and will not stand for re-election. The retired Director is then eligible to serve as a Director emeritus, without voting authority. The Board of Directors determines the amount and type of compensation and benefits that a Director emeritus is entitled to receive. The Director emeritus provides services to the Board of Directors as may be mutually determined between the Director emeritus and the Board of Directors from time to time. Currently, a Director emeritus receives compensation equal to the compensation paid to a Director who attends each meeting of the Board. During the fiscal year ended September 30, 2000, Dr. Judson R. Grosvenor served as a Director emeritus and received the compensation and benefits described above under "Payments to Directors".

BOARD AND COMMITTEE MEETINGS The Board of Directors held five (5) meetings (not including committee meetings) during the fiscal year ended September 30, 2000. Except for F. Warren Hellman, who had resigned as a Director during the fiscal year ended September 30, 2000, each active Director attended at least eighty percent (80%) of the aggregate number of meetings held by the Board. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee.

The Compensation Committee consists of Messrs. Woodworth (Chairman), Sacerdote and McCarthy. The Compensation Committee reviews and sets compensation for the Chief Executive Officer, determines the general policies and guidelines for compensating other executive officers, and performs other duties as assigned from time to time by the Board. This committee also administers the 1998 Universal Stock Incentive Plan (the "1998 Stock Plan") and the 1994 Amended Annual Incentive Compensation Plan (the "Incentive Plan"). The Compensation Committee met three (3) times during the 2000 fiscal year.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

As of December 1, 2000, Franklin knows of the following persons who beneficially own more than five percent (5%) of Franklin's total outstanding common stock:

   NAME AND ADDRESS OF     AMOUNT AND NATURE OF       PERCENT OF
   BENEFICIAL OWNER(a)    BENEFICIAL OWNERSHIP(b)  VOTING SECURITIES

Charles B. Johnson            46,868,502(c)              19.24%
Rupert H. Johnson, Jr.        38,188,286(d)              15.68%
R. Martin Wiskemann           22,087,724(e)               9.07%

     (a) The addresses of Messrs. C. B. Johnson, R. H. Johnson, Jr. and R. M. Wiskemann are: c/o Franklin Resources, Inc., 777 Mariners Island Boulevard, San Mateo, CA 94404 U.S.A.

     (b) Includes 7,353 shares for Mr. C. B. Johnson and 22,687 shares for R. H. Johnson, Jr., in each case, which may be purchased pursuant to currently exercisable options.

     (c) Includes 39,103,061 shares held directly. Also includes 3,963,675 shares held in an IRA account and 3,000,000 shares held in a limited partnership for all of which Mr. C. B. Johnson holds sole voting and investment power. Also includes approximately 6,447 shares which represent a pro-rata number of shares equivalent to Mr. C. B. Johnson's percentage of ownership of the holdings of the Franklin Templeton Profit Sharing 401(k) Plan, (the "Profit Sharing Plan") as of September 30, 2000. Mr. C. B. Johnson disclaims any beneficial ownership of such shares. Also includes 787,966 shares of which Mr. C. B. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. C. B. Johnson is a trustee.

     (d) Includes 35,577,727 shares held directly and 2,205,245 shares held in an IRA account for which Mr. R. H. Johnson, Jr. holds sole voting and investment power. Also includes approximately 5,421 shares which represent a pro-rata number of shares equivalent to Mr. R. H. Johnson, Jr.'s percentage of ownership of the holdings of the Profit Sharing Plan as of September 30, 2000. Mr. R. H. Johnson, Jr. disclaims any beneficial ownership of such shares. Also includes 373,834 shares of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership, held by a private foundation of which Mr. R. H. Johnson, Jr. is a trustee. Also includes 3,372 shares held by a member of Mr. R. H. Johnson Jr.'s immediate family, of which Mr.
     R. H. Johnson, Jr. disclaims beneficial ownership.

     (e) Includes 20,883,474 shares held directly and 1,065,680 shares held in an IRA account for which Mr. R. M. Wiskemann holds sole voting and investment power. Also includes a total of 844 shares of unvested restricted stock under the 1998 Stock Plan. Also includes 137,726 shares of which Mr. R. M. Wiskemann disclaims beneficial ownership, held by a private foundation, of which Mr. R. M. Wiskemann is a trustee.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned by each Director, each executive officer named in the Summary Compensation Table, each nominee for Director and all Directors, nominees and executive officers as a group. The stock holdings are listed as of December 1, 2000:

                                   AMOUNT AND NATURE OF
     NAME                          BENEFICIAL OWNERSHIP      PERCENT OF CLASS


     Harmon E. Burns                       1,869,296(a)              *
     Martin L. Flanagan                      634,151(b)              *
     Allen J. Gula, Jr.                       44,640(c)              *
     Charles B. Johnson                   46,868,502(d)            19.24%
     Charles E. Johnson                      330,330(e)              *
     Gregory E. Johnson                      459,408(f)              *
     Rupert H. Johnson, Jr.               38,188,286(g)            15.68%
     Harry O. Kline                            3,000                 *
     James A. McCarthy                         5,000                 *
     Peter M. Sacerdote                       25,000                 *
     Anne M. Tatlock                               0(h)              *
     Louis E. Woodworth                    1,954,928(i)              *


     Directors, Director
     Nominees and
     Executive Officers as a
     Group (consisting of
     19 persons)                          91,385,215(j)            37.51%


    *  Represents less than 1% of class

     (a) Includes 1,263,800 shares held directly and 500,002 shares held in an IRA account for which Mr. H. E. Burns holds sole voting and investment power. Also includes 22,687 shares, which may be purchased pursuant to currently exercisable options. Also includes 77,998 shares of which Mr. H.
     E. Burns disclaims beneficial ownership, held by a private foundation of which Mr. H. E. Burns is a trustee. Also includes approximately 4,809 shares which represent a pro-rata number of shares equivalent to Mr. H. E. Burns' percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2000. Mr. H. E. Burns disclaims any beneficial ownership of such shares.

     (b) Includes 606,328 shares held directly for which Mr. M. L. Flanagan holds sole voting and investment power. Also includes 27,224 shares, which may be purchased pursuant to currently exercisable options. Also includes approximately 599 shares which represent a pro-rata number of shares equivalent to Mr. M. L. Flanagan's percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2000. Mr. M. L. Flanagan disclaims any beneficial ownership of such shares.

     (c) Includes 6,825 shares held directly for which Mr. A. J. Gula, Jr. holds sole voting and investment power. Also includes 16,667 shares, which may be purchased pursuant to currently exercisable options. Also includes a total of 21,148 shares of unvested restricted stock granted in September 1999 under the 1998 Stock Plan.

     (d)  See  footnotes  (b)  and  (c)  under  "Principal   Holders  of  Voting
     Securities."

     (e) Includes 296,869 shares held directly for which Mr. C. E. Johnson holds sole voting and investment power. Also includes 27,224 shares, which may be purchased pursuant to currently exercisable options. Also includes 6,237 shares held by members of Mr. C. E. Johnson's immediate family, of which Mr. C. E. Johnson disclaims beneficial ownership.

     (f) Includes 421,448 shares held directly for which Mr. G. E. Johnson holds sole voting and investment power. Also includes 25,422 shares, which may be purchased pursuant to currently exercisable options. Also includes 12,538 shares held by members of Mr. G. E. Johnson's immediate family, of which Mr. G. E. Johnson disclaims beneficial ownership.

     (g)  See  footnotes  (b)  and  (d)  under  "Principal   Holders  of  Voting
     Securities."

     (h) Does not include shares Ms. Tatlock may receive upon completion of the transaction under an Agreement and Plan of Share Acquisition that Franklin entered into with Fiduciary Trust Company International on October 25, 2000 (the "Fiduciary Acquisition Agreement"), which will be a minimum of 388,666 and a maximum of 475,038 shares of Franklin, as determined under an exchange ratio set forth in the Fiduciary Acquisition Agreement.

     (i) Includes 1,121,840 shares held directly and 613,088 shares held in an IRA account for which Mr. L. E. Woodworth holds sole voting and investment power. Also includes 220,000 shares held by a member of Mr. L. E. Woodworth's immediate family, of which he disclaims beneficial ownership. Does not include any hypothetical shares described under "Proposal 1:
     Election of Directors - Deferring Director Fees."

     (j) Includes 170,494 additional shares, which may be purchased pursuant to currently exercisable options. Does not include any shares of restricted stock granted during the 2000 fiscal year, but not yet issued as of December 1, 2000 under incentive compensation arrangements described above.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following table provides certain summary information paid by Franklin to Franklin's Chief Executive Officer and the next four most highly compensated executive officers for fiscal years ended September 30, 2000, 1999, and 1998.


                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                               LONG-TERM COMPENSATION
                 ANNUAL COMPENSATION                                  AWARDS

                                                                                  Restricted         Securities       All Other
                                Fiscal                              Other Annual     Stock           Underlying      Compensation
Name and Principal Position      Year       Salary       Bonus(a)   Compensation     Awards           Options            (j)
------------------------------------------------------------------------------------------------------------------------------------

Charles B. Johnson,             2000        $594,637     $        0    $80,433(c)     $  0            22,059(g)       $ 14,722
 Chairman of the Board, Chief   1999        $596,922     $  460,000    $67,537(c)     $  0            23,000(h)       $ 15,017
 Executive Officer              1998        $609,832     $  460,000    $57,133(c)     $  0                 0          $ 14,014


Martin L. Flanagan,             2000        $782,677     $1,000,000    $     -        $  0           81,671(g)       $ 14,722
 President, Member -            1999        $788,847     $  552,000    $     -        $  0           82,800(h)       $ 15,017
 Office of the                  1998        $803,412     $  552,000    $     -        $  0                0          $ 14,014
 President

Allen J. Gula, Jr.,             2000        $657,455     $  812,683(b) $290,732(d)    $  0                0          $215,722(k)
 President, Member -            1999        $ 56,667     $        -    $      -     $1,140,009(f)    50,000(i)       $      -
 Office of the President        1998        $      -     $        -    $      -       $  0                0          $      -

Charles E. Johnson,             2000        $782,677     $  552,333    $602,566(e)    $  0           81,671(g)       $ 15,722
 President, Member -            1999        $788,847     $  552,000    $      -       $  0           82,800(h)       $ 16,017
 Office of the President        1998        $803,253     $  552,000    $      -       $  0                0          $ 15,014

Gregory E. Johnson,             2000        $680,997     $  552,333    $      -       $  0           76,264(g)       $ 14,722
 President, Member -            1999        $381,927     $  360,000    $      -       $  0           50,000(h)       $ 14,822
 Office of the President        1998        $393,231     $  260,155    $      -       $  0                0          $ 14,533
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes bonuses earned in the 2000 fiscal year and paid in the 2001 fiscal year.

(b) Includes payment of a one time sign-on bonus of $260,000 to Mr. A. J. Gula, Jr. in October of 1999.

(c)  Includes  $75,715,  $62,016 and $48,109  representing  personal  use of the
     Company aircraft by Mr. C. B. Johnson for 2000, 1999 and 1998, respectively, valued using the Standard Industry Fare formula provided for by Internal Revenue Code regulations.

(d) Includes the payment of $100,000 in the 2000 fiscal year in connection with a housing supplement of $8,333, which Franklin is obligated to pay Mr. A.
     J. Gula, Jr. on a monthly and continuing basis during his employment with the Company, and other payments for household and other expenses in connection with Mr. A. J. Gula, Jr.'s relocation from Ohio to California. See also Certain Relationships and Related Transactions.

(e) Includes a one time payment of $599,391 in connection with Mr. C. E. Johnson's relocation from Florida to California.

(f) Represents the value on date of grant of shares of restricted stock granted by the Compensation Committee to Mr. A. J. Gula, Jr. as of September 15, 1999, vested or vesting in approximately equal installments on each of August 31, 2000, August 31, 2001 and August 30, 2002. Based upon the closing price on the NYSE on September 30, 2000 of $44.43, the value of the unvested restricted stock holdings of Mr. A. J. Gula, Jr. was $760,006.

(g) Represents options that were granted on November 17, 1999 with an exercise price of $32.875, which was the closing price on the NYSE on the date of the grant. These options expire on September 28, 2007 and are subject to continued employment and become exercisable in approximately three equal increments on September 29, 2000, September 28, 2001, and September 30, 2002.

(h) Represents grants of five year options to purchase shares of common stock (the "Five Year Options"). The Five Year Options were granted on October 23, 1998 and have an exercise price of $33.25, the closing price on the NYSE on that date. On September 30, 2003, any unvested portion of the option will automatically become exercisable. In addition, if at any time after September 28, 2000 and prior to September 30, 2003 the price of the Company's stock is equal to or greater than $66.50 per share during any consecutive 30 day trading period, 100% of the option will become immediately exercisable until December 31, 2003 (the "Expiration Date"). However, no shares will vest and the recipient cannot exercise any part of the option until after September 28, 2000. The vesting may also be accelerated based upon the compounded annual growth rate of the Company's stock measured from the price on the grant date (the "Growth Rate") as follows:

        ONE-THIRD EXERCISABLE: On or after September 28, 2001 but before September 30, 2003, if the Growth Rate is equal to or greater than 15% but less than 20% during any consecutive 30 day trading period, 33.3% of the original grant will become exercisable on or after September 28, 2001 and a second 33.3% will become exercisable on or after September 30, 2002 with the remainder exercisable on or after September 30, 2003 until the Expiration Date.

        ONE-HALF EXERCISABLE: On or after September 28, 2001 and prior to September 30, 2003, if the Growth Rate is equal to or greater than 20% but less than 25% during any consecutive 30 day trading period, 50% of the original grant will become exercisable on or after September 28, 2001 and the remainder shall become exercisable on or after September 30, 2002 until the Expiration Date.

        FULL EXERCISABILITY: On or after September 30, 2001 and prior to September 30, 2003, if the Growth Rate is equal to or greater than 25% during any consecutive 30 day trading period, 100% of the original grant will become immediately exercisable until the Expiration Date.

(i) Represents grants of options to purchase shares of common stock that expire on April 15, 2008. The options were granted to Mr. A. J. Gula, Jr. on September 15, 1999 with an exercise price of $30.875 per share, which was the closing price on the NYSE on the date of the grant. The option is subject to continued employment and becomes exercisable in three equal increments on August 31, 2000, August 31, 2001 and August 30, 2002.

(j)  Represents  Company  contributions  to the combined  Profit  Sharing/401(k)
     Plan.

(k)  Includes a contribution of $200,000 made by Franklin and received by Mr. A.
     J. Gula, Jr. in the 2000 fiscal year under a Supplemental Executive Retirement Plan. See also Certain Relationships and Related Transactions.

During the last fiscal year, options were granted to the Named Executive Officers as indicated in the table below. No Stock Appreciation Rights were awarded.


                        OPTION GRANTS IN LAST FISCAL YEAR
                           ENDED SEPTEMBER 30, 2000

------------------------------------------------------------------------------------------------------------
                                                                                    Potential
                                                                        Realizable Value at Assumed Annual
                                                                                      Rates
                                                                        Of Stock Price Appreciation for
                                                                                   Option Term (c)
------------------------------------------------------------------------------------------------------------
              Individual Grants

------------------------------------------------------------------------------------------------------------
            Number of
            Securities          % of Total
            Underlying             Options            Exercise
             Options            Granted to             or Base
            Granted(a)        Employees in               Price           Expiration
               (#)             Fiscal Year (b)        ($/Share)                Date
   Name                                                                                5% ($)    10% ($)
------------------------------------------------------------------------------------------------------------

Charles B.      22,059              2.0%               $32.875              9/28/07    $337,742    $805,766
Johnson
------------------------------------------------------------------------------------------------------------
Martin L.       81,671              7.4%               $32.875              9/28/07  $1,250,453  $2,983,258
Flanagan
------------------------------------------------------------------------------------------------------------
Charles E.      81,671              7.4%               $32.875              9/28/07  $1,250,453  $2,983,258
Johnson
------------------------------------------------------------------------------------------------------------
Gregory E.      76,264              6.9%               $32.875              9/28/07  $1,167,667  $2,785,752
Johnson
------------------------------------------------------------------------------------------------------------
Allen J.             0                0                      -                    -           -           -
Gula, Jr.
------------------------------------------------------------------------------------------------------------


(a) Represents options granted November 17, 1999 which vest over 3 years. See footnote (g) to the Summary Compensation Table.

(b) Represents the percentage granted to each Named Executive Officer of the total options awarded to employees of 1,107,756 shares in the 2000 fiscal year.

(c) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the applicable option term. This does not represent our estimate or projection of the future common stock price. If Franklin's common stock does not appreciate in value from the grant price, the Named Executive Officers will receive no benefit from the options.

-------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

                         Number of Securities
                        Underlying Unexercised          Value of Unexercised
                          Options at Fiscal            In-The-Money Options at
Name                           Year-End                    Fiscal Year-End
                        Exercisable/Unexercisable      Exercisable/Unexercisable
                                 (a)                             (b)
--------------------------------------------------------------------------------
Charles B. Johnson            7,353/37,706                  $84,964/$427,068
Martin L. Flanagan           27,224/137,247                $314,573/$1,554,839
Charles E. Johnson           27,224/137,247                $314,573/$1,554,839
Gregory E. Johnson           25,422/100,842                $293,751/$1,146,479
Allen J. Gula, Jr.           16,667/33,333                 $225,921/$451,829
--------------------------------------------------------------------------------

(a) The Named Executive Officers did not exercise any options during the 2000 fiscal year.

(b) Based on the closing price of Franklin's common stock on the NYSE on September 30, 2000 of $44.43 per share.

                          COMPENSATION COMMITTEE REPORT

GENERAL GOALS OF BONUSES AND STOCK AWARDS The Compensation Committee believes that the opportunity to earn incentive compensation motivates employees, including executive officers, to achieve improved results. Moreover, awarding incentive compensation in the form of Company stock aligns the interests of management with the interests of stockholders, and further encourages management to focus on the Company's long range growth and development. Franklin's compensation program for executive officers (including the Chief Executive Officer) has over the last three years consisted primarily of salary and annual incentive bonuses based upon individual and Company performance.

BONUS AWARDS The Company generally uses a combination of two employee benefit plans to award bonuses to employees: the 1994 Amended Annual Incentive Compensation Plan (the "Incentive Plan") and the 1998 Universal Stock Incentive Plan (the "1998 Stock Plan"). The overall bonus pool is determined pursuant to the Incentive Plan, which allows for both cash and stock awards to Company employees, including executive officers and the Chief Executive Officer. The stock component of an award is then granted through the 1998 Stock Plan (which replaced the previous Universal Stock Plan). As a general matter, the size of the award pool available for bonus payments is a percentage of the Company's pre-tax operating income, which consists of net operating income, exclusive of passive income and calculated before interest, taxes, and extraordinary items, and after accrual of awards under the Incentive Plan. In determining the percentage of the pre-tax operating income that will go into the award pool, the Compensation Committee considers a variety of factors including the performance of the Company's stock compared to the indices set forth in the performance graph included in this Proxy Statement and the increase or decrease in market price of the Company's common stock.

In setting the general award pool for the 2000 fiscal year, the Compensation Committee considered the 23.1% increase in pre-tax operating income between fiscal year 1999 and fiscal year 2000 as well as the 80.2% increase in the Company's pre-tax operating income over the last five (5) fiscal years. The committee also considered the 45.4% overall increase in the value of the Company's stock from the beginning of fiscal 2000 to the end of fiscal 2000. In addition, the committee considered the generally very low unemployment rates in the geographic regions where the majority of the Company's personnel are employed and the continued demand for qualified employees in the financial services industry.

The committee considered all of the above factors, but no specific weighting was given to any particular factor in determining the percentage of pre-tax operating income allocated to the award pool.

In its review of individual compensation, and, in particular, in determining the amount and form of actual awards under the Incentive Plan for the Chief Executive Officer and the other executive officers, the Compensation Committee considered amounts paid to executive officers in prior years as salary, bonus and other compensation, the Company's overall performance during the prior five
(5) fiscal years, and its future objectives and challenges. Although the committee considered a number of different individual and Company performance factors, no specific weighting was given to any such factor.

SALARIES  OF NAMED  EXECUTIVE  OFFICERS In January  2000,  the salary of Mr. G.
E. Johnson, was increased one hundred seven percent (107%) in connection with Mr. G. E. Johnson's promotion to the Office of the President. Except for Mr.
G. E. Johnson, the other Named Executive Officers (as defined below), who generally receive a pay raise on January 1st of each year, did not receive any salary increase on January 1, 2000. The Compensation Committee intends to review the possibility of salary increases or decreases for the Named Executive Officers in January 2001 based upon several considerations, including the Company's performance, general economic conditions and changes in their responsibilities.

BONUSES AND FISCAL 2000 STOCK OPTIONS The Company's senior management, including Messrs. C. B. Johnson, R. H. Johnson, Jr., M. L. Flanagan, C. E. Johnson, A. J. Gula, Jr., and G. E. Johnson (together, the "Named Executive Officers"), previously received their annual bonuses in the form of cash and restricted stock vesting over three years, based on continued employment. No restricted stock award was made to the Named Executive Officers for fiscal 2000. Only the cash portion of their annual incentive bonuses, awarded pursuant to the Incentive Plan, was paid for this prior fiscal year. During fiscal 2000, however, the Compensation Committee made stock option awards under the 1998 Stock Plan to the Named Executive Officers and to certain other executives and employees. Franklin has engaged a consulting firm to work with the Compensation Committee to review the increased use of stock option awards as an additional incentive to eligible employees whose present and potential contributions are important to the success of the Company. The proposed Amended and Restated 1998 Universal Stock Incentive Plan, as further described under Proposal 3 below, increases the number of shares of the Company's stock available to make such additional awards.

FISCAL 2000 BONUS AWARDS For fiscal 2000, the Committee again awarded year-end cash bonuses to certain Named Executive Officers as shown in the Summary Compensation Table. Other employees, including other executive officers, were awarded bonuses consisting of cash and restricted stock. Those individuals were subsequently given the opportunity to change part of their fiscal 2000 annual restricted stock award to an option grant; with three option grant shares received instead of one restricted stock award share. The bonuses awarded traditionally had consisted of a combination of sixty percent (60%) cash and forty percent (40%) restricted stock to a number of other Company employees. In fiscal 2000, the Compensation Committee changed the percentage to a combination of sixty-five (65%) percent cash and thirty-five percent (35%) restricted stock. Certain Company employees, who made over $1.0 million dollars, were awarded bonuses consisting of forty percent (40%) cash and sixty percent (60%) restricted stock.

SPECIAL BONUS CONSIDERATIONS FOR CEO The Committee reviews the participation of Mr. C. B. Johnson in the Company's Incentive Plan annually, and has determined that he will continue to participate. Bonuses paid to Mr. C. B. Johnson depend upon both his performance and that of the Company. The Compensation Committee has also taken into account Mr. C. B. Johnson's position  as  a  principal  stockholder  of  the  Company,  and  the  dividends received on those holdings, in determining his compensation and bonus. Because of his large share holdings, Mr. C. B. Johnson is also materially impacted by changes in the Company's stock price. Therefore, the Compensation Committee does not feel that stock-related bonuses should be a significant component of Mr. C. B. Johnson's compensation and has historically awarded bonuses to him primarily in cash. The Compensation Committee notes Mr. C. B. Johnson's compensation is significantly lower than that received by CEOs of comparable companies. The Committee decided not to grant Mr. C. B. Johnson a cash bonus award, but did grant a stock option award during fiscal 2000.

OTHER BENEFITS Executive officers also participate in a combined Profit Sharing/401(k) Plan and are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of the Company. Contributions to the Company's Profit Sharing Plan are determined by the Board, which takes into consideration the profitability of the Company.

COMPENSATION TAX CONSIDERATIONS Section 162(m), which limits the deductibility by the Company of certain executive compensation for federal income tax purposes, applied for the first time to the Company in the fiscal year ended September 30, 1995. The 1998 Stock Plan is drafted to comply with Section 162(m) and the options granted thereunder are qualified performance-based incentive stock awards intended to be deductible within the limitations of Section 162(m). Failure to comply with the requirements of Section 162(m) may limit the Company's ability to take tax deductions for compensation paid to each Named Executive Officer in excess of $1.0 million. While the Company will endeavor to comply with Section 162(m) in the future to take advantage of potential tax benefits, the Company may make awards that do not comply with Section 162(m) if it believes that the awards were commensurate with the performance of the covered employees and were necessary and appropriate to meet competitive requirements.

                               Respectfully Submitted:

                               COMPENSATION COMMITTEE

                               Louis E. Woodworth, Chairman
                               Peter M. Sacerdote
                               James A. McCarthy

EMPLOYMENT CONTRACTS Mr. Charles B. Johnson has an employment contract with the Company pursuant to which the Company is obligated, in the event of Mr.
C. B. Johnson's death or permanent disability, to pay one year's salary to his estate. Under the contract, Mr. C. B. Johnson is employed as the Chairman of the Board, Chief Executive Officer, and Member - Office of the Chairman at a salary determined from time to time by the Board of Directors, which has assigned the review of Mr. C. B. Johnson's compensation arrangements to the Compensation Committee.

                             AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of Franklin's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by Franklin under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by Franklin under those statutes.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE The Audit Committee consists of Louis
E. Woodworth, James A McCarthy and Harry O. Kline. Each of the members of the Audit Committee is independent as defined under the NYSE rules. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Exhibit A.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The committee meets with the Company's independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent accountants. The committee met four (4) times during fiscal 2000.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 The Audit Committee has reviewed and discussed the audited financial statements of Franklin for the fiscal year ended September 30, 2000 with Franklin's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Franklin's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Franklin's audited financial statements be included in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the SEC.

                                    Respectfully Submitted:

                                    AUDIT COMMITTEE
                                    Louis E. Woodworth, Chairman
                                    Harry O. Kline
                                    James A. McCarthy

                                PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in Franklin's common stock for the last five (5) fiscal years to that of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500"), an index to which the Company was added in April 1998, and to the Standard & Poor's Financial Index (the "S&P Financial"). The S&P 500 consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock's weight in the index proportionate to its market value. The S&P 500 is one of the most widely used benchmarks of U.S. equity performance. The S&P Financial is a capitalization-weighted index of the stocks of approximately 70 companies that are in the S&P 500 and whose primary business is in a sub-sector of the financial industry. It is designed to measure the performance of the financial sector of the S&P 500. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 1995 and that all dividends were reinvested.


                                                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                   SEP       OCT       NOV       DEC      JAN        FEB      MAR       APR       MAY      JUN      JUL       AUG

FY95
Franklin
Resources:      $100.00    $88.07    $91.76    $87.42   $93.06   $100.00    $98.92    $99.35   $102.82  $105.86   $97.18   $103.25
S&P 500:        $100.00    $99.50   $103.59   $105.39  $108.83   $109.59   $110.45   $111.94   $114.49  $114.75  $109.50   $111.56
Fin. Index      $100.00    $96.85   $103.59   $104.45  $109.66   $111.50   $112.57   $110.32   $112.47  $113.48  $110.91   $114.41

FY96

Franklin
Resources:      $115.18   $122.34   $124.08   $118.66  $141.87   $152.28   $132.76   $153.90   $168.55  $188.88  $221.10   $201.41
S&P 500:        $117.61   $120.68   $129.54   $126.75  $134.52   $135.32   $129.55   $137.12   $145.15  $151.46  $163.29   $153.91
Fin. Index      $122.00   $130.83   $143.15   $137.72  $148.83   $154.44   $143.23   $153.23   $160.14  $168.77  $188.57   $174.30

FY97

Franklin
Resources:      $242.41   $233.95   $233.95   $226.30  $233.20   $265.51   $278.53   $279.83   $254.45  $281.13  $226.79   $167.90
S&P 500:        $162.09   $156.50   $163.48   $166.05  $167.74   $179.56   $188.52   $190.23   $186.65  $194.01  $191.76   $163.80
Fin. Index      $188.12   $183.89   $190.95   $200.22  $194.24   $212.22   $224.04   $227.39   $221.68  $230.66  $230.37   $177.04

FY98

Franklin
Resources:      $155.53   $196.86   $222.56   $166.59  $174.40   $165.62   $146.42   $208.24   $226.46  $211.50  $198.48   $187.09
S&P 500:        $174.02   $188.00   $199.11   $210.34  $218.96   $211.89   $220.11   $228.47   $222.76  $234.89  $227.36   $225.94
Fin. Index      $180.31   $201.74   $215.35   $219.40  $223.75   $226.43   $234.70   $250.28   $236.12  $245.51  $229.92   $219.10

FY99

Franklin
Resources:      $159.11   $182.21   $163.67   $166.92  $185.79   $141.54   $174.08   $167.90   $156.18  $158.13  $186.77   $197.83
S&P 500:        $219.49   $233.21   $237.66   $251.41  $238.61   $233.81   $256.43   $248.53   $243.08  $248.90  $244.83   $259.69
Fin. Index      $207.16   $240.91   $229.16   $224.20  $216.64   $193.09   $228.13   $220.71   $235.14  $220.90  $243.32   $265.85

FY00

Franklin
Resources       $231.31
S&P 500         $245.81
Fin. Index      $272.09


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the time that Franklin acquired substantially all of the assets of Templeton, Galbraith & Hansberger Ltd. ("Templeton") in 1992, Templeton loaned Mr. M. L. Flanagan monies secured by a deed of trust on Mr. M. L. Flanagan's then residence in Nassau, Bahamas. Such loan is still outstanding to a subsidiary of the Company and bears interest at the annual rate of 5.98%. The largest aggregate amount outstanding during the 2000 fiscal year was $425,491. As of December 1, 2000, $400,061 was outstanding under the loan.

In June 1995, prior to the time that Mr. Kenneth A. Lewis became an executive officer of Franklin, in connection with his relocation from Florida to California, Franklin made a loan to Mr. K. A. Lewis, secured by a deed of trust on his residence. The largest amount outstanding on the loan, which bears interest at the annual rate of 5%, during the 2000 fiscal year was $484,677 and as of December 1, 2000, $473,603 was outstanding.

In October 1997, prior to the time that Mr. Charles R. Sims became an executive officer of Franklin, in connection with his relocation from Canada to California, Franklin made two loans to Mr. Sims, one of which is secured by a deed of trust on his residence and bears interest at the annual rate of 5%. The largest amount outstanding on the first loan during the 2000 fiscal year was $631,634 and as of December 1, 2000, $619,307 was outstanding. The largest amount outstanding on the second loan during the 2000 fiscal year was $56,667 and as of December 1, 2000, there was no outstanding amount due on this loan, which is non-interest bearing. The second loan was forgivable by the Company in equal installments over a three (3) year period on the first three anniversary dates of Mr. Sims' transfer to California. One-third of the second loan was forgiven in October 1998, in October 1999 and in October 2000.

In August, 1999, Mr. Allen J. Gula, Jr. became an executive officer of Franklin and in connection with his relocation from Ohio to California, during the 2000 fiscal year, Franklin incurred costs of $919,138 related to the purchase of Mr. A. J. Gula Jr.'s residence in Ohio, which was determined through negotiations between Mr. A. J. Gula, Jr. and Charles B. Johnson, the Chief Executive Officer of Franklin. In May 2000, Franklin provided Mr. A.
J. Gula, Jr. with a line of credit for up to $2,000,000 in connection with his relocation from Ohio to California. The line of credit is secured by a deed of trust on the property where Mr. A. J. Gula, Jr.'s residence is to be constructed. Mr. A. J. Gula, Jr. is entitled to draw against the line of credit over a two year period with monthly interest only payments during such period, and after two (2) years from the anniversary date of the loan, the outstanding balance of the line of credit will become a 28 year fully amortized loan (collectively, the "Loan"). Any outstanding balance on the Loan will bear interest at the annual rate of 6%. The largest amount drawn and outstanding on the Loan during the 2000 fiscal year was $925,000 and as of December 1, 2000, $925,000 was outstanding. The total amount of $500,000 of the Loan is forgivable by the Company in equal installments of $100,000 over a five (5) year period, contingent upon Mr. A. J. Gula, Jr.'s continued employment. In addition, pursuant to a Change of Control Agreement dated August 1, 2000, Mr. A. J. Gula, Jr. is eligible to receive, if his employment is terminated within one year following a change of control of Franklin, other than for cause, disability or death or by the executive after a reduction of base salary or mandatory relocation (as defined in such agreement), an amount equal to two and one-half times his annual base salary, plus average annual incentive compensation (as defined), the acceleration of vesting for all options held and the continuation of health benefits for a limited time. If Mr. A. J. Gula, Jr., other than for cause, voluntarily terminates his employment within a certain period (as defined) following a change of control, Mr. A. J. Gula, Jr. is eligible to receive an amount equal to his one year's base salary, plus similar other compensation and benefits as described above.

During the 2000 fiscal year, certain executive officers were holders of credit cards issued by Franklin Templeton Bank & Trust, F.S.B. upon substantially the same terms as those prevailing at the time for comparable cards issued to other Franklin Templeton Bank & Trust, F.S.B. customers.

On December 28, 1999, Franklin purchased 14,968 shares of Franklin common stock from Mr. Harmon E. Burns at a price of $31.50 per share. On November 24, 1999, the Company purchased 100,000 shares of Franklin's common stock from the IRA of Mr. C. B. Johnson and 40,000 shares of stock from the IRA of Mr. R. M. Wiskemann at a price of $33.75 per share. On August 31, 2000, the Company purchased 3,749 shares of Franklin's Common Stock from Mr. A. J. Gula, Jr. at a price of $38.09 per share. Each purchase was made at the closing stock's price on the NYSE on that date and was ratified by the Board of Directors. Each director who had shares repurchased by Franklin abstained from voting on the ratification of such Director's sale to Franklin.

On October 2, 2000, Franklin purchased 557 shares from Ms. Barbara Green, 754 shares from Ms. Donna S. Ikeda, 2,008 shares from Mr. Leslie M. Kratter, 1,765 from Mr. Murray L. Simpson, and 787 shares from Mr. Charles R. Sims, each an executive officer of Franklin. These purchases (and similar purchases from other employees on the same terms and conditions) were made to pay taxes due in connection with the vesting of restricted stock awards and were ratified by Franklin's Board of Directors. Each share was purchased at the price of $44.22 per share, representing the price at which the stock vested, which is the average of the high and low price of the Company's stock on the NYSE on that date.

On January 31, 2000, Franklin purchased 36.09 shares from Ms. Barbara Green,
25.98 shares from Ms. Donna Ikeda and 57.71 shares from Mr. Leslie M. Kratter, each an executive officer with the Company. Each share was purchased by Franklin at a price of $35.56 per share representing the price at which Franklin provided matching grants on such date to such executives under the Employee Stock Incentive Plan ("ESIP"), which is the average of the high and low price of Franklin's stock on the NYSE on that date.

On August 1, 2000, the Company purchased 42.62 shares from Ms. Donna Ikeda and
95.77 shares from Mr. Leslie M. Kratter, each an executive officer with Franklin. Each share was purchased by Franklin at a price of $35.50 per share representing the price at which Franklin provided matching grants on such date to such executives under the ESIP, which is the average of the high and low price of the common stock of Franklin on the NYSE on that date.

These purchases (and similar purchases from other employees on the same terms and conditions) were made to pay taxes due in connection with the matching grants under the ESIP and were ratified by the Franklin Board of Directors.

EMPLOYMENT AGREEMENTS RELATED TO FIDUCIARY ACQUISITION

On October 25, 2000, Franklin entered into the Fiduciary Acquisition Agreement providing for the acquisition by Franklin of all of the outstanding shares of common stock of Fiduciary. The acquisition will be accomplished by way of the exchange of shares of common stock of Franklin for shares of
Fiduciary. Under the Fiduciary Acquisition Agreement Franklin and Fiduciary have agreed, upon completion of the transaction, to enter into a five-year employment agreement with Ms. Anne M. Tatlock, the Chairman and Chief Executive Officer of Fiduciary. Additionally, under the terms of the Fiduciary Acquisition Agreement, upon consummation of the transaction, Franklin is required to appoint Ms. A. M. Tatlock as a member of Franklin's Board of Directors. The Board of Directors has decided to nominate Ms. A. M. Tatlock as a member of Franklin's Board at the Annual Meeting of Franklin scheduled on January 25, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers, Directors and persons who own more than 10% of Franklin's common stock to file reports of ownership and changes in ownership with the SEC. During the fiscal year ended September 30, 2000, William J. Lippman, a Senior Vice President, inadvertently filed a late transaction report for a transaction on Form 4 reporting the sale of 5,000 shares in September, 2000, and Deborah R. Gatzek, a former Senior Vice President, inadvertently filed a late transaction report for a transaction on Form 4 reporting the sale of 827 shares in December, 1999 to pay taxes in connection with the vesting of restricted shares. This information is based upon review of the copies of such forms received or written representations from the individuals required to make Section 16(a) reports on the Company's stock.

              PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the books and accounts of Franklin for its current fiscal year ending September 30, 2001. PricewaterhouseCoopers LLP has no direct or indirect financial interest in Franklin. During the fiscal year ended September 30, 2000, PricewaterhouseCoopers LLP rendered opinions on the financial statements of Franklin and its subsidiaries, as well as the open-end and closed-end investment companies managed and advised by the Company's subsidiaries. In addition, PricewaterhouseCoopers LLP provides tax consulting services for Franklin, and its management consulting group has provided advice and assistance on several organizational and information systems initiatives. The Board of Directors recommends ratification of the appointment. The proxy holders intend to vote to ratify PricewaterhouseCoopers LLP as the Company's auditors. The voting requirements for this proposal are described above under "Voting Information". We do not expect that a representative of the accountants will be present at the Annual Meeting.

                  PROPOSAL 3: RATIFICATION AND APPROVAL OF THE
               AMENDED AND RESTATED UNIVERSAL STOCK INCENTIVE PLAN

Franklin's stockholders are being asked to act upon a proposal to approve the action of the Board of Director's amending and restating the 1998 Universal Stock Incentive Plan (the "1998 Stock Plan"). The existing 1998 Stock Plan was adopted by the Board of Directors on October 17, 1998 and approved by the stockholders in January of 1999. Under the existing 1998 Stock Plan, nearly all of the shares available for issuance under the 1998 Stock Plan, have been used. As of November 30, 2000, approximately 1,180,000 shares remained available for grant under the 1998 Stock Plan. Management intends to recommend additional grants to the Compensation Committee at its next scheduled meeting which will use a significant portion of the remaining balance of the 1,180,000 shares. The proposed amendments to the existing 1998 Stock Plan increase the number of shares authorized under the 1998 Stock Plan by an additional 10,000,000 shares and make other technical amendments.

The Board of Directors ratified and approved the Amended and Restated 1998 Universal Stock Incentive Plan (the "Amended 1998 Stock Plan") on October 28, 2000. Ratification and approval of the Amended 1998 Stock Plan requires the affirmative vote of a majority of the holders of the outstanding shares of common stock voting on the proposal. It is the intention of the persons named as proxy holders to vote to ratify and approve the Amended 1998 Stock Plan. If stockholder approval is not received, the Amended 1998 Stock Plan will be terminated.

GENERAL DESCRIPTION OF THE AMENDED 1998 STOCK PLAN

The following summary describes the material features of the proposed Amended 1998 Stock Plan, but is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated 1998 Stock Incentive Plan, a copy of which is attached as Exhibit "B". The locations of proposed deletions are indicated by carats "^" and proposed additions are indicated as bracketed. Capitalized terms not otherwise defined are used as set forth in the Amended 1998 Stock Plan.

PURPOSE. The Amended Stock Plan is intended to (i) attract and retain persons eligible to participate in the plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify employees' interests with those of Franklin's other stockholders through compensation that is based on Franklin's Common Stock.

ADMINISTRATION OF AMENDED 1998 STOCK PLAN. The Compensation Committee, as the administrator of the Amended 1998 Stock Plan, determines and approves the grant of options and restricted stock awards to employees.

SHARES AUTHORIZED. The Amended 1998 Stock Plan authorizes the increase in the number of shares reserved for issuance from 10,000,000 shares to 20,000,000 shares of Common Stock.

ELIGIBILITY AND PARTICIPATION. As of December 1, 2000, approximately 6,500 employees were eligible to participate in the Amended 1998 Stock Plan. Under the terms of the plan, any key executive or other employee of Franklin or any of its subsidiaries is eligible to participate.

TRANSFERABILITY. An employee's rights under the Amended 1998 Stock Plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION. The Board of Directors of Franklin may at any time terminate or amend the Amended 1998 Stock Plan. However, no such termination may affect options previously granted, nor may an amendment make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with securities and tax laws, Franklin will obtain stockholder approval of such termination or such amendments. A participant's rights under the Amended 1998 Stock Plan terminate upon termination of such participant's employment.

FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes certain tax considerations for participants and certain tax effects to Franklin. The statements in the following paragraphs of the principal U.S. federal income tax consequences of benefits under the Amended 1998 Stock Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

INCENTIVE STOCK OPTIONS. Incentive stock options ("ISO") granted under the Amended 1998 Stock Plan are intended to meet the definitional requirements of
Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by Franklin from the date of the grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to six months) or death (where this requirement does not apply). If any employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, any employee does not hold the shares so acquired for the applicable holding period - thereby making a "disqualifying disposition" - the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously-acquired shares. Franklin will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, Franklin generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to Franklin and is reasonable and the limitations of Section 162(m) of the Code (discussed below) do not apply.

NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Non-qualified stock options ("NSO") granted under the Amended 1998 Stock Plan are options that do not qualify as ISOs. An employee who receives an NSO or Stock Appreciation Right ("SAR") will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the grant of an NSO or SAR (the "Deferral Period")) for any individual who is an executive officer or Director of Franklin or a beneficial owner of more than ten percent (10%) of any class of equity securities of Franklin. Absent a Section 83(b) election (as described below under "Restricted Stock Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes.

In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise an SAR for shares or upon the exercise of an NSO, Franklin may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to Franklin in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to Franklin and is reasonable and the limitations of
Section 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise paid in cash, and the Company likewise generally will be entitles to an equivalent tax deduction.

RESTRICTED STOCK AWARDS. Restricted Stock Awards granted by Franklin fall within the Code's guidelines for awards that are restricted as to transferability or subject to a substantial risk of forfeiture - absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") - an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the Amended 1998 Stock Plan will be subject to both wage withholding and other employment taxes. Franklin generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) of the Code do not apply.

DIVIDENDS AND DIVIDEND EQUIVALENTS. To the extent benefits under the Amended 1998 Stock Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Amended 1998 Stock Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to the Named Executive Officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, Franklin believes that future grants under the Amended 1998 Stock Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

STOCKHOLDER PROPOSALS

Any stockholder intending to present any proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for consideration at Franklin's next Annual Meeting in 2002 must, in addition to meeting other applicable requirements, mail such proposal to: Leslie M. Kratter, Secretary, Franklin Resources, Inc., 777 Mariners Island Blvd., 7th Floor, San Mateo, CA 94404. The proposal must be submitted in the form required by the Securities and Exchange Commission rules and regulations.

Stockholder proposals in accordance with Rule 14a-8 must be received by Franklin at the address above no later than August 19, 2001. The Company may exercise discretionary voting authority under proxies solicited by it for the 2002 Annual Meeting of Stockholders if it receives notice of a proposed non-Rule 14a-8 stockholder action after November 3, 2001.

THE ANNUAL REPORT

Franklin's Annual Report for the fiscal year ended September 30, 2000, including financial statements, has been sent, or is being sent together with this Proxy Statement, and is available for viewing on the Internet, to all stockholders as of the record date. We are legally required to send you this information to help you decide how to vote your proxy. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

                            FRANKLIN RESOURCES, INC.

                                      PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      With this proxy, the stockholder signing below appoints Charles B. Johnson, Harmon E. Burns, and Leslie M. Kratter (the "proxy holders"), or any one of them, as the stockholder's proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder's shares of Franklin Resources, Inc. ("Franklin") common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. The Annual Meeting of Stockholders will be held at Franklin's offices at 777 Mariners Island Boulevard, San Mateo, California, U.S.A. at 10:00 a.m., Pacific Standard Time, on January 25, 2001.

      THE BOARD OF DIRECTORS HAS SOLICITED THIS PROXY AND IT WILL BE VOTED AS SPECIFIED ON THIS PROXY CARD ON THE FOLLOWING PROPOSALS PROPOSED BY FRANKLIN. IF YOU DO NOT MARK ANY VOTES OR ABSTENTIONS, THIS PROXY WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFYING PRICEWATERHOUSECOOPERS LLP AS THE ACCOUNTANTS AND FOR RATIFYING AND APPROVING THE AMENDED AND RESTATED 1998 UNIVERSAL STOCK INCENTIVE PLAN. IF ANY OTHER MATTERS COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS NAMED IN THIS PROXY WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT.

                            FRANKLIN RESOURCES, INC.

                              Two New Ways to Vote
                          VOTE BY INTERNET OR TELEPHONE
                         24 hours a Day - 7 Days a Week
               Save your Company Money - It's Fast and Convenient

TELEPHONE
1-800-408-4778

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

or

INTERNET

http://proxy.shareholder.com/ben

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

or

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. PLEASE DO NOT MAIL ADDITIONAL CARDS IN THE RETURN ENVELOPE. The return envelopes are mechanically opened and additional cards may be accidentally destroyed.

Your telephone or Internet vote authorizes the proxy holders named in this proxy to vote your shares in the same manner as if you marked, signed and returned the proxy card.

---------------------------------------------------------------------------
If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

---------------------------------------------------------------------------

               YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

CALL TOLL-FREE TO VOTE.  IT'S FAST AND CONVENIENT
1-800-480-4778

---------------------------------------------------------------------------
                                                         CONTROL NUMBER FOR
                                                  TELEPHONE/INTERNET VOTING
---------------------------------------------------------------------------

                      DETACH PROXY CARD HERE IF YOU ARE NOT
                         VOTING BY TELEPHONE OR INTERNET
-
--------------------------------------------------------------------------------

1.   Election of Directors: FOR all nine (9) nominees listed below.      ____
 WITHHOLD AUTHORITY to vote for all nine (9) nominees listed below.      ____

* EXCEPTIONS                                                             ____

Nominees:  Harmon E. Burns,  Charles B. Johnson,  Charles E. Johnson,
Rupert H. Johnson, Jr., Harry O. Kline, James A. McCarthy, Peter M. Sacerdote, Anne M. Tatlock, Louis E. Woodworth.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*EXCEPTIONS_____________________________________________________

2. Ratification of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending September 30, 2001.

        FOR___      AGAINST___      ABSTAIN___

3. Ratification and approval of the Amended and Restated 1998 Universal Stock Incentive Plan.

        FOR___      AGAINST___      ABSTAIN___


4. In their discretion, the proxy holders are authorized to vote on other business matters that are properly brought at the meeting, or any meeting adjournments or postponements.

Change of Address and/or Comments: _______________________________________
__________________________________________________________________________

Please Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope. No Postage is Required.

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder must sign.


Dated:____________________, ____

-----------------
Signature

-----------------
Signature

               Votes must be indicated in blue or black ink.

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

                            FRANKLIN RESOURCES, INC.

                                  JUNE 6, 2000

PURPOSE

The Audit Committee (the "Committee") is a committee appointed by the Board of Directors of Franklin Resources, Inc. (the "Company"). Its primary purpose is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee the Company's financial reporting activities. The Committee shall review the processes by which material financial reports and other material financial information is provided by the Company to governmental or regulatory bodies, the public or other users thereof as well as the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the Company's independent outside auditors are ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board. The Committee's composition shall meet the requirements of the rules relating to audit committees established from time to time by the New York Stock Exchange as well as the regulatory requirements of any other applicable governmental or self-regulatory organization.

Accordingly, all of the members will be Directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

KEY RESPONSIBILITIES

The Committee's job is one of oversight. While the Board is cognizant of its overall responsibilities to the shareholders of the Company, the Board also recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Company's independent outside auditors are responsible for auditing those financial statements. Additionally, the Board recognizes that financial management including the Company's internal audit staff, as well as the independent outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside or internal auditor's work. The Committee shall not be obligated to resolve disagreements, if any, between management and the Company's independent auditors or to assure compliance with laws and regulations.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1. The Committee shall review with management and the independent outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") Nos. 61, as may be modified or supplemented from time to time.

2. As a whole, or through the Committee chair, the Committee shall either telephonically or in person review with the independent outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS Nos. 61, as may be modified or supplemented from time to time; which review shall occur prior to the Company's filing of the Form 10-Q.

3. The Committee shall discuss with management and the independent outside auditors the quality and adequacy of the Company's internal controls.

4. The Committee shall also:

     (a) request from the independent outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

     (b) actively engage in a dialogue with the independent outside auditors with respect to any such disclosed relationships and their impact on the outside auditor's independence;

     (c)  recommend  that the Board take  appropriate  action in response to the
          outside   auditor's   report  to  satisfy   itself  of  the  auditor's
          independence;

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

     (d) provide any certifications, recommendations, disclosures and reports that may be required by the New York Stock Exchange, the Securities and Exchange Commission or other regulatory organization; and

     (e) consider such other matters regarding the Company's financial affairs, its control environment and the internal and independent audits of the Company as the Committee, in its discretion, may determine to be advisable.

5. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent outside auditors.

                                    EXHIBIT B

            AMENDED AND RESTATED 1998 UNIVERSAL STOCK INCENTIVE PLAN

1.    GENERAL

      1.1 PURPOSE. The Franklin Resources, Inc. [Amended and Restated] 1998 Universal Stock Incentive Plan (the "[Amended] Plan") has been established by Franklin Resources, Inc., a Delaware corporation (the "Company") to (i) attract and retain persons eligible to participate in the ^[Amended Plan]; (ii) motivate Employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Employees' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries.^

      1.2 PARTICIPATION. Subject to the terms and conditions of the ^[Amended Plan], the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the ^[Amended Plan]. An Eligible Employee who receives an Award shall be a "Participant" under the ^[Amended Plan]. In the discretion of the Committee, an Employee may be granted any Award permitted under the provisions of the ^[Amended Plan], and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the ^[Amended Plan], or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

      1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the ^[Amended Plan], including the Awards made under the ^[Amended Plan], shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the ^[Amended Plan] shall be defined as set forth in the ^[Amended Plan] (including the definition provisions of Section 8 of the ^[Amended Plan]).

      1.4 STOCK SUBJECT TO ^[AMENDED PLAN]; SHARE COUNTING. Subject to the provisions of [this Section 1.4 and] Section 6.1 of the ^[Amended Plan], the maximum aggregate number of shares which may be [delivered pursuant to Options granted under the Plan is] ^ [20,000,000]^. The shares may be authorized, but unissued, or reacquired Common Stock.

           (a) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash ^[,such Shares] shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery [pursuant to Awards granted] under the ^[Amended Plan].

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

           (b) If the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery ^[pursuant to Awards (other than Options) granted under the Plan].

           (c) Subject to adjustment under Section 6.1, (i) the maximum number of shares that may be granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 250,000 Shares during any one-calendar-year period and (ii) the maximum number of Shares that may be granted to any one individual subject to Section 3 (relating to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards) ^ shall be 1,000,000 Shares during any one-calendar-year period (regardless of when such ^[Shares] are deliverable).

2.    OPTIONS AND SARS

      2.1  OPTIONS.

           (a) An Option is a grant of rights to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options ("ISO") or Nonstatutory Stock Options ("NSO"), as determined in the discretion of the Committee.

           (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be automatically treated as Nonstatutory Stock Options. For purposes of this paragraph 2[.1](b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the original date the Option with respect to such Shares is granted.

           (c) The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of any Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

           (d) The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

      2.2 STOCK APPRECIATION RIGHTS. A "Stock Appreciation Right" ("SAR") is a grant of rights to receive, in cash or Stock (as determined by the Committee), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) an Exercise Price established by the Committee.

      2.3 EXERCISE PRICE. The Exercise Price of each Option and SAR shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided that:

           (a)  In the case of an ISO,

                (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (ii) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

           2.4 TIME AND MANNER OF EXERCISE. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; subject to the following terms regarding
Options:

           (a) TERMINATION OF EMPLOYMENT. In the event of termination of an Optionee's Continuous Status as an Employee with the Company, such Optionee may, but only within ninety (90) days after the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

           (b) DISABILITY OF OPTIONEE. Notwithstanding the provisions of paragraph 2.4(a) above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of disability (as determined by the Board in accordance with the policies of the Company), Optionee may, but only within six
(6) months from the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

           (c) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such

Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

      2.5 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price of an Option shall be subject to the following:

           (a) The full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.5(b), payment may be made as soon as practicable after the exercise).

           (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) other Shares (by delivery of certificates or attestation) which (x) either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and
(y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) irrevocably authorizing a third party to sell Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise,
(vii) any combination of the foregoing methods of payment, (viii) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

      2.6 SETTLEMENT OF AWARD. Shares delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement at the time of grant. Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

3. OTHER STOCK AWARDS

      3.1  DEFINITIONS.

           (a) A "Stock Unit" Award is the grant of a right to receive Shares in the future.

           (b) A "Performance Share" Award is a grant of a right to receive Shares or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

           (c) A "Restricted Stock" Award is a grant of Shares, and a "Restricted Stock Unit" Award is the grant of a right to receive Shares in the future, with such Shares or right to future delivery of such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Employee, or achievement of performance or other objectives, as determined by the Committee.

      3.2 RESTRICTIONS ON STOCK AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

           (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

           (b) The Committee may designate whether any such Award being granted to any Employee are intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the criteria attached hereto on Attachment I, as selected by the Committee. For Awards intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Section 162(m) of the Code and shall be subject to the individual share limit set out in Section 1.4(b)(ii) above.

4. OPERATION AND ADMINISTRATION

      4.1 EFFECTIVE DATE. Subject to the approval of the stockholders of the Company at the Company's ^[2000] annual meeting of its stockholders, the ^[Amended Plan] shall be effective as of October ^[28], ^[2000] (the "Effective Date"); provided, however, that to the extent that Awards are granted under the ^[Amended Plan] prior to its approval by stockholders, the Awards shall be contingent on approval of the ^[Amended Plan] by the stockholders of the Company at such annual meeting. The ^[Amended Plan] shall be unlimited in duration and, in the event of ^[Amended Plan] termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the ^[Amended Plan] on a date that is more than ten years from the date the ^[Amended Plan] is adopted or, if earlier, the date the ^[Amended Plan] is approved by stockholders.

      4.2 GENERAL RESTRICTIONS. Delivery of Shares or other amounts under the ^[Amended Plan] shall be subject to the following:

           (a) Notwithstanding any other provision of the ^[Amended Plan], the Company shall have no liability to deliver any Shares under the ^[Amended Plan] or make any other distribution of benefits under the ^[Amended Plan] unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

           (b) To the extent that the ^[Amended Plan] provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

      4.3 TAX WITHHOLDING. All distributions under the ^[Amended Plan] are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the ^[Amended Plan] on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Employee, through the surrender of Shares which the Employee already owns, or through the surrender of Shares to which the Employee is otherwise entitled under the ^[Amended Plan, provided; however, that in either case only the number of Shares sufficient to satisfy the Company's minimum required tax withholding obligations may be surrendered to the Company].

      4.4 USE OF SHARES. Subject to the overall limitation on the number of Shares that may be delivered under the ^[Amended Plan], the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

      4.5 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award (including without limitation an Option or SAR Award) may provide the Employee with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Employee, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

      4.6 PAYMENTS. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the ^[Amended Plan] with respect to any Employee to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Employee. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

      4.7 TRANSFERABILITY. Unless specifically provided by the Committee in the Award Agreement, Awards under the ^[Amended Plan] are nontransferable except as designated by the Employee by will or by the laws of descent and distribution.

      4.8 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Employee or other person entitled to benefits under the ^[Amended Plan], and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the ^[Amended Plan], as the Committee shall require.

      4.9 AGREEMENT WITH COMPANY. An Award under the ^[Amended Plan] shall be subject to such terms and conditions, not inconsistent with the ^[Amended Plan], as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Employee shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Employee, and the Committee may, but need not require that the Employee shall sign a copy of such document. Such document is referred to in the ^[Amended Plan] as an "Award Agreement" regardless of whether any Employee signature is required.

      4.10 ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Parent or Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

      4.11 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

      4.12 LIMITATION OF IMPLIED RIGHTS.

           (a) Neither a Participant nor any other person shall, by reason of participation in the ^[Amended Plan], acquire any right in or title to any assets, funds or property of the Company or any Parent or Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Parent or Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the ^[Amended Plan]. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the ^[Amended Plan], unsecured by any assets of the Company or any Parent or Subsidiary, and nothing contained in the ^[Amended Plan] shall constitute a guarantee that the assets of the Company or any Parent or Subsidiary shall be sufficient to pay any benefits to any person.

           (b) The ^[Amended Plan] does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the ^[Amended Plan], unless such right or claim has specifically accrued under the terms of the ^[Amended Plan]. Except as otherwise provided in the ^[Amended Plan], no Award under the ^[Amended Plan] shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.    COMMITTEE

      5.1 COMMITTEE. The authority to control and manage the operation and administration of the ^[Amended Plan] shall be vested in a committee (the "Committee") in accordance with this Section 5. The Committee shall be selected by the Board, and shall ^[be comprised unless otherwise determined by the Board,] solely of [not less than] two ^ members [who shall be "outside" Directors within the meaning of Treasury Regulation Section 1.162-27(e)(3) under
Section 162(m) of the Code,] of the Board and, with respect to Awards granted subject to Section 162(m) of the Code, the Committee shall be composed of two or more members of the Board who are not employees of the Company. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the ^[Amended Plan] that would otherwise be the responsibility of the Committee.

      5.2  POWERS  OF  COMMITTEE.   The  Committee's   administration   of  the
^[Amended Plan] shall be subject to the following:

           (a) Subject to the provisions of the ^[Amended Plan], the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria (except that for purposes of Section 162(m) of the Code, performance measures shall be based on one or more of the criteria set out on Attachment I hereto), restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8 hereof) to cancel or suspend Awards.

           (b) To the extent that the Committee determines that the restrictions imposed by the ^[Amended Plan] preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

           (c) The Committee will have the authority and discretion to interpret the ^[Amended Plan], to establish, amend, and rescind any rules and regulations relating to the ^[Amended Plan], to determine the terms and provisions of any

Award Agreement made pursuant to the ^[Amended Plan], and to make all other determinations that may be necessary or advisable for the administration of the ^[Amended Plan].

           (d) Any interpretation of the ^[Amended Plan] by the Committee and any decision made by it under the ^[Amended Plan] is final and binding on all persons.

           (e) In controlling and managing the operation and administration of the ^[Amended Plan], the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

      5.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by Applicable Law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its ^[administrative duties] to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

      5.4 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and its Parent and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Parent and Subsidiaries as to an Employee's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Employees and other persons entitled to benefits under the ^[Amended Plan] must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the ^[Amended Plan].

6.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE
      TRANSACTION

      6.1 CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, ^[the price per share of Common Stock covered by each such outstanding Award,] the number of shares of Common Stock which have been authorized for issuance under the ^[Amended Plan] but as to which no Awards have yet been granted or which have been returned to the ^[Amended Plan] upon cancellation or expiration of an Award, ^[and the maximum number of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Units Awards and Performance Share Awards which may be granted to any Employee in any one-calendar-year period] shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

      6.2 TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company or of a merger or corporate combination (a "Transaction") in which the successor corporation does not agree to assume the Award or substitute an equivalent Award, the Committee shall make a determination (subject to Section 7 below) as to the equitable treatment of outstanding Awards under the ^[Amended Plan] and shall notify Participants of such treatment no later than ten (10) days prior to such proposed Transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed Transaction.

7.    AMENDMENT AND TERMINATION

^The Board may, at any time, amend or terminate the ^[Amended Plan], provided that no amendment or termination may, in the absence of written consent to the change by the affected Employee (or, if the Employee is not then living, the affected beneficiary), adversely affect the rights of any Employee or beneficiary under any Award granted under the ^[Amended Plan] prior to the date such amendment is adopted by the Board; provided that adjustments pursuant to subject to Section 6.2 shall in no event be deemed to have an adverse affect on any Award.

8.    DEFINED TERMS

      In addition to the other definitions contained herein, the following definitions shall apply:

      (a) APPLICABLE LAW means the corporate, securities and tax laws (including, without limitation, the Delaware corporate law, the Exchange Act, the Securities Act of 1933 and the Code) applicable to the establishment and administration of an employee stock incentive plans.

      (b) AWARD. The term "Award" shall mean any award or benefit granted under the ^[Amended Plan], including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

      (c) BOARD. The term "Board" shall mean the Board of Directors of the Company.

      (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

      [(e) COMMON STOCK shall mean the common stock, par value, $.10 per share, of the Company.]

      ^[(f)] CONTINUOUS STATUS AS AN EMPLOYEE means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

      ^[(g)] ELIGIBLE EMPLOYEE. The term "Eligible Employee" shall mean any key executive or other employee of the Company, its Parent or Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or its Parent or Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

      ^[(h)]    EXCHANGE  ACT means the  Securities  Exchange  Act of 1934,  as amended.

      ^[(i)]    FAIR  MARKET  VALUE.  For  purposes  of  determining  the "Fair
Market Value" of a share of Stock granted pursuant to Section 2 as of any date, the following rules shall apply:

           (i) If the principal market for the Stock is the New York Stock Exchange ("NYSE"), then the "Fair Market Value" as of that date shall be the closing price of the stock on the NYSE composite tape on that date as reported in the Wall Street Journal for such date;

           (ii) If the principal market for the Stock is the another national securities exchange or the NASDAQ stock market, then the "Fair Market Value" as of that date shall be the mean between the lowest and highest reported composite sale prices of the Stock on that date on such exchange for such date;

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

           (iii)If sale prices are not available or if the principal market for the Stock is not the NYSE or another national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

           (iv) If the day is not a business day, and as a result, paragraphs
(i), (ii) and (iii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs
(i), (ii) and (iii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

      ^[(j)] INCENTIVE STOCK OPTION means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      ^[(k)] NONSTATUTORY STOCK OPTION means an Option not intended to qualify as an Incentive Stock Option.

      ^[(l)] OPTIONEE means an Employee who receives an Option.

      ^[(m)] PARENT means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

      ^[(n)] SHARE means a share of the Common Stock, as adjusted in accordance with Section 6 of the ^[Amended Plan].

      ^[(o)] STOCK. The term "Stock" shall mean shares of ^[Common Stock] of the Company.

      ^[(p)] SUBSIDIARIES. The term "Subsidiary" means any Company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.


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                                  ATTACHMENT I

                              PERFORMANCE CRITERIA

      The Committee shall grant performance-based compensation Awards tied to one or more of the following business criteria:

      1.   Changes in earnings per share
      2.   Changes in pre-tax operating income
      3.   Changes in value of stock (i.e., stock price)
^

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